EXHIBIT 23.1

                   INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-35357, 333-80577, and 333-59502 of Giant Industries, Inc.,
each on Form S-8, of our report dated March 29, 2002 (except for Note 19, as to which the date is July 12, 2002), appearing in this Current Report on Form 8-K dated July 15, 2002.




DELOITTE & TOUCHE LLP

Phoenix, Arizona
July 12, 2002